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                                    EXHIBIT 23.3




Consent of Independent Auditors




The Board of Directors
Blue Ridge Energy, Inc.

         We consent to incorporation by reference in the Form 10KSB of Blue Ridge Energy, Inc. of our report dated March 24, 2000 relating to the balance sheets of Blue Ridge Energy, Inc. as of December 31, 1999 and 1998 and the related statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1999.

                                  LOONEY, SAMSON & ASSOCIATES P.L.L.C.





                                  /s/ Looney, Samson & Associates P.L.L.C.
                                  ----------------------------------------


Dallas, Texas
March 29, 2000